UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                DECEMBER 30, 1996
                                -----------------
                        (Date of earliest event reported)



                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



   DELAWARE                1-11353            13-3757370
   --------                -------            ----------
(State or other          (Commission        (IRS Employer
jurisdiction or          File Number)        Identification
organization)                                Number)



            358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA  27215
            --------------------------------------------------------
                    (Address of principal executive offices)



                                  910-229-1127
                                  ------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On December 30, 1996, Laboratory Corporation of America Holdings ("Company") entered into a promissory note ("Roche Debt") with Roche Holdings Inc. ("Roche") for $187 million. The note is due no later than March 31, 1997 and bears interest at a rate of 6.625%. The proceeds of this note were used to pay in full obligations arising out the Company's previously announced settlement agreement dated November 21, 1996 with the U.S. government. The promissory note with Roche is attached as an exhibit hereto and the text thereof is incorporated in its entirety herein by reference.

In addition, the Company entered into the Fifth Amendment and Fourth Waiver (the "Fifth Amendment") to its credit agreement dated April 28, 1995 (as amended, the "Credit Agreement"). The Fifth Amendment allows the Company to enter into the Roche Debt and extends the Company's Third Waiver to the Credit Agreement ("Third Waiver") dated as of November 4, 1996 through January 31, 1997. The Third Waiver was filed with the Securities Exchange Commission on November 14, 1996 in connection with the Company's Quarterly Report on Form 10-Q dated September 30, 1996. The Fifth Amendment is attached as an exhibit hereto and the text thereof is incorporated in its entirety herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

  (c) Exhibit

      10   Promissory note dated December 30, 1996 between the
           Company and Roche Holdings Inc.

      10.1 Fifth Amendment and Fourth Waiver to Credit Agreement dated as of December 23, 1996 among the Company, the banks named therein and Credit Suisse (New York Branch)as Administrative Agent.

      20   Press release of the Company dated December 30,
           1996.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               LABORATORY CORPORATION OF AMERICA HOLDINGS
               ------------------------------------------
                             (Registrant)


                    By:  /s/  BRADFORD T. SMITH
                       -------------------------------------
                              Bradford T. Smith
                              Executive Vice President,
                              General Counsel and Secretary



Date:  January 6, 1997

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